UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported May 17, 2010
FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On May 17, 2010, FirstMerit Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, RBC Capital Markets Corporation and Sandler O’Neil & Partners, L.P (collectively, the “Underwriters”), with respect to the sale of 16,578,947 shares of the Company’s common stock, no par value (“Common Shares”), to the Underwriters in connection with a public underwritten offering (the “Offering”). The Underwriting Agreement also provides the Underwriters with a 30-day option to purchase up to an additional 2,486,842 Common Shares from the Company to cover overallotments.
     Pursuant to the Underwriting Agreement, all directors and executive officers of the Company entered into agreements in substantially the form attached as Exhibit A to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.
     The Offering is more fully described in a prospectus supplement dated May 17, 2010 to the prospectus dated February 6, 2009 filed with the Securities and Exchange Commission as part of the Company’s Registration Statement on Form S-3 (Registration No. 333-157163) (the “Registration Statement”) filed on February 6, 2009.
     A copy of the Underwriting Agreement has been attached hereto as Exhibit 1.1 and is incorporated by reference herein. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. Additional exhibits are filed herewith in connection with the Company’s Registration Statement, which are incorporated herein by reference.
ITEM 7.01 REGULATION FD DISCLOSURE.
     On May 21, 2010, the Company announced that it closed the Offering and completed the sale of a total of 16,578,947 Common Shares to the Underwriters at $19.00 per share. The net proceeds from the Offering were approximately $301.21 million after deducting underwriting discounts and commissions and the estimated expenses of the Offering payable by the Company. The Company intends to use the net proceeds of the Offering, which will qualify as tangible common equity and Tier 1 capital, for general corporate purposes, including the contribution of all or substantially all of the net proceeds to the capital of FirstMerit Bank, N.A., which may use such amount for its general corporate purposes following its assumption of substantially all of the deposits and certain identified liabilities and its acquisition of substantially all of the loans and certain other assets of Midwest Bank and Trust Company (“Midwest Bank”), an Illinois state-chartered bank headquartered in Elmwood Park, Illinois and a wholly-owned subsidiary of Midwest Banc Holdings, Inc., from the Federal Deposit Insurance Corporation, as receiver, on May 14, 2010.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit
Number	Description
1.1	Underwriting Agreement, dated May 17, 2010, between FirstMerit Corporation, Credit Suisse Securities (USA) LLC, RBC Capital Markets Corporation and Sandler O’Neil & Partners, L.P.

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP regarding the legality of the Common Shares to be issued pursuant to the Underwriting Agreement dated May 17, 2010.

23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation
By:	/s/ Carlton E. Langer
Carlton E. Langer
Senior Vice President and Assistant Corporate Secretary

Date: May 21, 2010